NEWS RELEASE for May 16, 2006

Contact:    Paul T. Anthony
            Chief Financial Officer
            Auxilio, Inc.
            (949) 614-0700

               Auxilio, Inc. Announces 2006 First Quarter Results

      Mission Viejo, California - May 16, 2006 - Auxilio, Inc. (OTCBB: AUXO), a provider of Document Image Management services for Healthcare facilities, reported today financial results for the quarter ended March 31, 2006.

      The Company's total revenues for the first quarter of 2006 were $2.0 million compared with $784,000 for the first quarter of 2005. The Company had a net loss of $1.2 million for the first quarter of 2006 compared to a net loss of $0.6 million in the first quarter of 2005. Basic and fully diluted loss per share for the first quarter of 2006 was $0.07 compared with basic and fully diluted loss per share of $0.04 for the first quarter of 2005.

      On January 1, 2006, the Company implemented Statement of Financial Accounting Standards No.123R (SFAS 123R), "Share-Based Payment," which requires the Company to recognize an expense for stock-based compensation, including stock options, and record their fair value as compensation expense in the income statement. Net loss for periods prior to January 1, 2006 do not reflect such expenses. As a result of SFAS 123R, the Company's net loss for the quarter ended March 31, 2006 includes $207,000 of additional compensation expenses. For comparability purposes, excluding the effect of SFAS 123R, the loss per share would have been $0.06 in the first quarter of 2006.

      "The first quarter of 2006 was a great success for Auxilio both in expanding our operations in California and closing the contract with Saint Barnabas Health Care System, stated Joe Flynn, Chairman & CEO of Auxilio, Inc. "In the first quarter we successfully implemented our Image Management Services programs at the three campuses of the California Pacific Medical Center in San Francisco and at St. Joseph's Hospital in Orange. In addition to these very large implementations, in early March we closed a five year contract with the Saint Barnabas Health Care System, which includes seven hospitals and a number of administrative and medical office buildings," added Flynn. "This contract will expand our monthly recurring service revenues and provide credibility for Auxilio with other health care systems both on the East Coast and in other parts of the United States," stated Flynn.

Investor Conference Call Information

      The company encourages all interested investors to join a conference call on which company management will discuss first quarter ended March 31, 2006 results. The call is scheduled at 4:00 p.m. EST / 1:00 p.m. PST on May 19th, 2006. The phone number for the call is (800) 289-0462. A re-broadcast of the conference call will be available for two weeks at (888) 203-1112, Passcode 7345534.

About Auxilio, Inc.

      Auxilio, Inc. provides total outsourced document image management services and related financial and business processes for major healthcare facilities. The company's proprietary technologies and unique processes assist hospitals, health plans and health systems with strategic direction and services that reduce document image expenses, increase operational efficiencies and improve the productivity of their staff. Auxilio's analysts, consultants and resident hospital teams work with senior hospital financial management and department heads to determine the best possible long term strategy for managing the millions of document images produced by their facilities on an annual basis. Auxilio's document image management programs guarantee our clients immediate measurable savings, a fully outsourced process and unparalleled service. Auxilio's target market includes medium to large hospitals, health plans and healthcare systems. Customers served by Auxilio include health systems such as Raritan Bay Medical Center, California Pacific Medical Center, Memorial Health Services, St. Joseph's Health System, Catholic Healthcare West and Huntington Hospital of Pasadena, CA.

For more information, see the company's website at www.auxilioinc.com or contact:

Paul T. Anthony
CFO
Auxilio, Inc.
27401 Los Altos, Suite 100
Mission Viejo, CA 92691
Phone: 949-614-0700
Fax: 949-614-0701
panthony@auxilioinc.com


Forward Looking Information

This Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include the words "believe," "expect," "anticipate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are estimates of, or expectations or beliefs regarding, our future financial condition or financial performance that are based on current information. Our business is subject to a number of risks and uncertainties that could adversely affect our ability to grow earnings per share, expand net interest margin and maintain asset quality and, therefore, could cause our future financial condition or operating results to differ significantly from our current expectations and beliefs. Certain of those risks and uncertainties are described in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission. Readers of this Release are urged to read the cautionary statements, which are set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Forward Factors That May Affect Future Results" in Part II of that Report. Due to these uncertainties and risks, readers are cautioned not to place undue reliance on forward-looking statements contained in this Release, which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                         AUXILIO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 March 31, 2006


                                     ASSETS

Current assets:
  Cash and cash equivalents                                      $      292,571
  Accounts receivable, net                                              369,421
  Prepaid and other current assets                                      147,328
  Supplies                                                              420,803
                                                                 --------------
          Total current assets                                        1,230,123

Property and equipment, net                                             281,582
Deposits                                                                 41,355
Intangible assets, net                                                  620,542
Goodwill                                                              1,517,017
                                                                 --------------
          Total assets                                           $    3,690,619
                                                                 ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued expenses                          $      733,564
  Accrued compensation and benefits                                     243,874
  Deferred revenue                                                      390,413
  Current portion of long-term debt                                      16,626
  Current portion of capital lease obligations                           34,211
  Revolving loan payable, net of discount of $79,605                    170,395
                                                                 --------------
          Total current liabilities                                   1,589,083


Commitments and contingencies                                                --

Stockholders' equity:
  Common stock, par value at $0.001, 33,333,333 shares
    authorized, 15,964,948 shares issued and outstanding                 15,966
  Additional paid-in capital                                         15,487,614
  Accumulated deficit                                               (13,402,044)
                                                                 --------------
          Total stockholders' equity                                  2,101,536
                                                                 --------------
          Total liabilities and stockholders' equity             $    3,690,619
                                                                 ==============

                         AUXILIO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                 Three Months Ended March 31,
                                               --------------------------------
                                                    2006              2005
                                               --------------    --------------
Revenues                                       $    2,035,193    $      784,077

Cost of revenues                                    1,971,374           774,174
                                               --------------    --------------
Gross profit                                           63,819             9,903
Operating expenses:
  Sales and marketing                                 510,903           439,720
  General and administrative expenses                 657,164           483,876
  Intangible asset amortization                        63,802            93,368
                                               --------------    --------------
    Total operating expenses                        1,231,869         1,016,964
                                               --------------    --------------
Loss from operations                               (1,168,050)       (1,007,061)
                                               --------------    --------------
Other income (expense):
  Interest expense                                     (9,850)          (20,957)
  Interest income                                       1,327             2,212
  Gain on sale of marketable securities                10,448           403,795
                                               --------------    --------------
    Total other income (expense)                        1,925           385,050
                                               --------------    --------------
Loss before provision for income taxes             (1,166,125)         (622,011)

Income tax expense                                      2,400             3,200
                                               --------------    --------------
Net loss                                       $   (1,168,525)   $     (625,211)
                                               ==============    ==============

Net loss per share:
  Basic                                        $        (0.07)   $        (0.04)
                                               ==============    ==============
  Diluted                                      $        (0.07)   $        (0.04)
                                               ==============    ==============

Number of weighted average shares:
  Basic                                            15,961,724        14,563,651
                                               ==============    ==============
  Diluted                                          15,961,724        14,563,651
                                               ==============    ==============